CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

The undersigned purchaser ("Purchaser") delivers this convertible note subscription agreement (the "Agreement") in connection with the offering by GENESIS FINANCIAL, INC., a Washington corporation (the "Company"), of $250,000 principal amount of the Company's "Convertible Note" which are in the aggregate convertible into a total of 625,000 shares of the Company's common stock (the "Notes"). Purchaser acknowledges that he or she has received and reviewed the Company's most recent Annual Report, Interim Quarterly Reports and Current Reports filed with the Securities and Exchange Commission describing the Company (the "SEC Reports:)

1.

Subscription

Subject to the terms and conditions of this Agreement, Purchaser irrevocably subscribes for and agrees to purchase a Note from the Company in the principal amount of TWO HUNDRED FIFTY THOUSAND ($250,000) and tenders herewith a check in the amount of $250,000 (the "Funds") payable to the order of the Company, to be held by the Company until the conditions described in Section 7 of this Agreement have been met.

2.

Conditions of Subscription

Purchaser understands and agrees that:

a. The Company is not bound by this Agreement until it accepts the Agreement by signing in the space provided on the last page hereof; and

b. The Note to be issued and delivered on account of this subscription will only be issued in the name of Purchaser.

3.

Representations and Warranties Of Purchaser

Purchaser represents, warrants and agrees as follows:

a. Nonregistration. Purchaser understands that the Note is being offered and sold under an exemption from registration provided for in Regulation "D" under the Securities Act of 1933 (the "Act") and similar exemptions from the provisions of applicable state securities or "Blue Sky" laws. Purchaser understands that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, because of the small number of persons solicited and the private aspects of the offering, and that all documents, records and books pertaining to this investment have been made available to Purchaser and Purchaser's representatives.

b. Citizenship, Residence, Etc. Purchaser (i) is a citizen of the United States, and at least 21 years of age, and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state specified as part of Purchaser's residence address at the end of this Agreement, and has no present intention of becoming a resident of any other state or jurisdiction.

c. Understanding of Risks. Purchaser understands and has fully considered for purposes of this investment the risks of the investment, restrictions on transferability of the Notes, and the stock issuable upon conversion thereof, and the matters set forth in the SEC Reports, including but not limited to the following: (i) the Notes, and the underlying common stock subject to issuance upon conversion thereof, are a speculative investment which involve a high degree of risk of loss by Purchaser of the investment therein; and (ii) there are substantial restrictions on the transferability of, and there will be no public market for, the Notes and the underlying common stock subject to issuance upon conversion thereof, and accordingly, it may not be possible for Purchaser to liquidate this investment in case of emergency.

d. Ability to Bear Risk and Afford Loss. Purchaser is able (i) to bear the economic risk of this investment for an indefinite period, and (ii) to afford a complete loss of the investment.

e. Independent Investigation and Advice. Purchaser, m making the decision to purchase the Note subscribed for hereunder, has relied solely upon Purchaser's independent investigations and the advice of Purchaser's representatives and advisors, and Purchaser and any such advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the Company and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the SEC Reports.

f. Investment Intent. Purchaser is acquiring the Note subscribed for hereunder, and will acquire any common stock issuable upon conversion thereof, in good faith and solely for Purchaser's own personal account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. Purchaser has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Note, or any part thereof, and Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement. Purchaser understands the legal consequences of the foregoing representations and warranties to mean that Purchaser must bear the economic risk of the investment for an indefinite period of time because the Note and the underlying shares of common stock issuable upon conversion thereof have not been and will not be registered under applicable securities laws, and, therefore, cannot be sold unless they are subsequently registered under such laws or an exemption from such registration is available. The Notes, and common stock issuable upon conversion of the Notes, shall not be transferable, except upon the following conditions: The Purchaser shall, prior to any transfer (which term, as used herein, includes, without being limited to, any sale, offer, pledge or encumbrance) or attempted transfer of such Note or stock, give written notice to the Company of Purchaser's intention to effect such transfer. Each such notice shall describe the manner and circumstance of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required, to enable legal counsel designated by such Purchaser and satisfactory to the Company and its counsel to render a legal opinion satisfactory in form to the Company and its counsel to the effect that the proposed transfer may be effected without registration of such stock under any applicable securities laws. Upon receipt of such a legal opinion, such Note or stock shall be transferred in accordance with the terms of the notice delivered by Purchaser to the Company, with any Note or stock certificate issued upon such transfer to bear the restrictive legend set forth in Paragraph 4.h, unless in the opinion of such counsel such legend is not required. The Purchaser shall not be entitled to transfer such Note or stock until receipt of such a legal opinion by the Company, or until receipt of a "no-action" letter or similar interpretive opinion from the staff of each appropriate securities agency, satisfactory in form to the Company, or until registration of such securities under applicable securities laws has become effective.

g. Reliance by Company. Purchaser understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made in this Agreement in offering the Note for sale to Purchaser without having first registered the same under the Act.

h. Legend on Certificates. Purchaser consents to the placement of a legend on the Note subscribed for hereunder, and on the certificate(s) for any shares of common stock issued upon conversion thereof, in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFAC7ION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION:'

i. Accredited Investor. Purchaser is an "Accredited Investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission. specifically, Purchaser qualifies under the category or categories of "Accredited Investor" indicated below (PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING IN THE SPACE(S) PROVIDED):

            (initial)

(i)Purchaser is a director or executive officer of the Company;

            (initial)    (ii)Purchaser is a natural person and has an individual net worth, or a joint net worth with Purchaser's spouse (if any), at this time in excess of $1 million, excluding the value of the principal residence;

            (initial)   (iii)Purchaser is a natural person and has had an individual income in excess of $200,000 in each of 1989 and 1990, or joint income with Purchaser's spouse (if any) in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in 1991.

The foregoing representations and warranties and undertakings are made by Purchaser with the intent that the Company rely on then in determining Purchaser's suitability as a purchaser of a Note hereunder, and are true and accurate as of the date of this Subscription Agreement and as of the date, of issuance of the Notes, and shall survive such issuance. If in any respect, such representations and warranties shall not be true and accurate prior to the issuance of the Note to Purchaser, Purchaser shall give immediate written notice of such fact to the Company, specifying which rr,presentations and warranties are not true and accurate and in what respects they are not accurate.

4.

Transferability

Purchaser agrees not to transfer or assign this Agreement, or any interest herein, and any such transfer shall be void.

5.

Revocation

Purchaser may not cancel, terminate, or revoke this Agreement, or any agreement of Purchaser made hereunder, and this Agreement shall survive the death or disability of Purchaser and shall be binding upon Purchaser's heirs, executors, administrators, successors, and assigns.

6.

Representations and Warranties of the Company

Upon acceptance hereof, the Company represents and warrants as follows:

a. Corporate Existence and Power. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Washington, and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted; and the Company has the corporate power and authority to enter into this Agreement and to issue the Notes.

b. Corporate Authorization. The making and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action and will not violate any provision of its articles of incorporation or bylaws, or result in the breach of or require any consent under, or result in the creation of any lien upon any property or assets of the Company pursuant to, any agreement to which the Company is a party or by which the Company or its property may be bound; and this Agreement and the Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. Capital Structure.

(i) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, of which 7,757,108 shares are issued and outstanding, and shares preferred shares, 10,000,000 of which 2,000,000 Series B have been authorized for issuance. All outstanding shares are validly issued, fully paid and nonassessable.

(ii) Except as set forth in the Company's filings with the Securities and Exchange Commission and the 1,000,000 options granted November 5, 2010, and the present Series B Preferred Stock offering, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other contracts obligating the Company to issue, transfer from treasury, purchase or redeem any shares of its capital stock.

(iii) The shares of Common Stock issuable to Purchaser upon conversion of the Note will be validly issued, fully paid and nonassessable.

d. Financial Condition. The financial statements furnished to the Purchaser fairly represent the financial condition of the Company as of the dates of such financial statements and the results of their operations for the periods ending on said dates.

e. Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings pending, or to the knowledge of the Company threatened, against the Company that, if adversely determined, would have a material adverse effect on the financial condition or business of the Company.

f. Disclosure. The Company has provided Purchaser with all the information reasonably available to it without undue expense that such Purchaser has requested for deciding whether to purchase the Note and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

g. Government Consent. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Note or common stock issuable thereunder, or the consummation of any other transaction contemplated hereby.

h. Use of Proceeds. The Company presently intends to use the funds received from the sale of the Notes for working capital purposes. Actual application of such funds shall be determined by the Company's Board of Directors in the exercise of its responsibilities.

7.

Closing

The following terms shall govern the acceptance of this subscription, payment for the Note, and closing of Purchaser's purchase of the Note:

a. The Company may not accept this subscription until it has received minimum subscription payments in an aggregate amount of $250,000, accompanied by satisfactorily completed and executed Convertible Note Subscription Agreements, in the same form as this Agreement, from Accredited Investors. Such minimum requirements shall be deemed the "Minimum Closing Requirements."

b. When the Minimum Closing Requirements have been satisfied, the Company may, but shall not be obligated to, effect the closing of this offering (the "Closing") by simultaneously accepting subscription payments, and executing the accompanying Convertible Note Subscription Agreement and the Note. The time and date the Closing occurs shall be deemed the "Closing Date."

8.

Miscellaneous

a. All notices or other communications given or made under this Agreement shall be sufficiently given if hand-delivered or mailed by registered or certified mail (return receipt requested and postage prepaid) to Purchaser or to the Company at the respective addresses set forth herein, or at such other addresses as Purchaser or the Company shall designate to the other by written notice.

b. This Agreement shall be governed by the laws of the State of Washington.

c. This Agreement constitutes the entire agreement among the parties with respect to the subject matter referred to herein and may be amended only by a writing executed by all parties.

d. If more than one person is signing this Agreement, each representation and warranty and undertaking made herein shall be a joint and several representation, warranty or undertaking of each person.

10.

Indemnification

Each party understands the meaning and legal consequences of the representations and warranties that it makes in this Agreement and agrees to defend, indemnity and hold harmless the other party (including, if applicable, the other party's officers, directors, employees and agents) and their successors and assigns, from and against any and all loss, damage, liability or expense, including without limitation attorneys' fees, due to or arising out of the inaccuracy of any of its representations or acknowledgements, or the breach of any of its agreements, warranties, or undertakings contained in this Agreement.

11.

Signatures

I/we have read this Subscription Agreement and agree to be bound by its terms.

Signature of Purchaser(s):

Purchaser

Co-Purchaser (if any)

Date

Date

Name of Purchaser

Name of Co-Purchaser (if any)

(Please print)

(Please print)

Residence Address:

Type of Ownership:

Individual

Community

Street & Number

Property

Tenants-in-Common

Joint Tenants

City or Town

with Right of

Survivorship

Other:

(explain):

State

Zip Code

Social Security or

Social Security or Federal

Federal I.D. Number

I.D. Number of Co-Purchaser

GENESIS FINANCIAL, INC., a Washington corporation, hereby accepts the foregoing subscription subject to the terms and conditions hereof this ____ day of December, 2010.

GENESIS FINANCIAL, INC.

By: _____________________

Michael Kirk, Co-Pres.